EXHIBIT 21

                             LIST OF SUBSIDIARIES


SUBSIDIARY                                      STATE OF INCORPORATION
----------							----------------------
SUBSIDIARY OF BPC HOLDING:

   Berry Plastics Corporation                          Delaware



SUBSIDIARIES OF BERRY PLASTICS CORPORATION:

   Berry Iowa Corporation                              Delaware
   Berry Sterling Corporation                          Delaware
   Berry Tri-Plas Corporation                          Delaware
   AeroCon, Inc.                                       Delaware
   PackerWare Corporation                              Kansas